                                                                    EXHIBIT 23.3


We hereby consent to the use in this Post-Effective Amendment to the Registration Statement of our report, dated August 8, 1993, relating to the financial statements of Western Multiplex Corporation and to the references of our firm under the caption "Experts" in the Prospectus.


IRELAND SAN FILIPPO & COMPANY
San Carlos, California

March  23, 1996